EXHIBIT 10.1

Execution Copy

 In this document, “[***]” indicates that certain confidential information has been redacted from this document because it is both (i) not material to investors and (ii) likely to cause competitive harm to the Company if publicly disclosed.

TRANSITION AND SUPPORT AGREEMENT

This Transition and Support Agreement (this “Agreement”), dated as of January 17, 2023 (the “Effective Date”) is entered into by and among Qorvo Biotechnologies, LLC having its principal place of business at 14505 21st Ave. N., Suite 212, Plymouth, MN 55447 (“Qorvo”), Zomedica Inc., having its principal place of business at 100 Phoenix Drive, Suite 190, Ann Arbor, MI 48108 (“Zomedica”) and, solely for the purposes of Section 12.4, Zomedica Corp., having its principal place of business at 100 Phoenix Drive, Suite 190, Ann Arbor, MI 48108 (“Zomedica Corp.”).  Each of Qorvo and Zomedica may hereafter be referred to as a “Party” or collectively as the “Parties.”

BACKGROUND

WHEREAS, Qorvo has designed and owns proprietary diagnostic technology for performing assays;

WHEREAS, Zomedica is a veterinary diagnostic and veterinary pharmaceutical company in the business of providing solutions to assist veterinarians in improving worldwide companion animal health;

WHEREAS, Qorvo and Zomedica Corp., previously entered into that certain Development and Supply Agreement dated November 26, 2018 (the “Development and Supply Agreement”) (a) to engage in a collaborative effort to develop assays specified by Zomedica Corp. for use with Qorvo-designed diagnostic instruments and cartridges to perform such assays and (b) for Zomedica Corp. to purchase and Qorvo to supply to Zomedica Corp., Qorvo-designed diagnostic instruments and cartridges for Zomedica Corp. to distribute for worldwide use in the veterinary market;

WHEREAS, Zomedica Corp. assigned the Development and Supply Agreement to Zomedica effective as of December 21, 2022;

WHEREAS, the Parties are simultaneously herewith entering into that certain (a) Development and Manufacturing License Agreement (the “License Agreement”), pursuant to which the Parties will terminate the Development and Supply Agreement and Qorvo will grant to Zomedica, and Zomedica will accept, a license under Qorvo Product Technology to use, develop, manufacture, have manufactured, offer for sale, sell and import Products in the Field in the Territory, in each case in accordance with the terms and conditions set forth therein and (b) BAW Sensor Supply Agreement (the “BAW Sensor Supply Agreement”), pursuant to which Qorvo will supply BAW Sensors to Zomedica for use in Products; and

WHEREAS, in connection with the foregoing, Zomedica desires for Qorvo to support, and Qorvo is willing to support, the transition of Cartridge and Instrument    manufacturing and Assay and Software Development to Zomedica, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings set forth in the License Agreement. Unless otherwise specifically provided in this Agreement, the following terms have the following meanings:

1.1. “Agreement” has the meaning given to it in the Preamble.

1.2. “BAW Sensor Supply Agreement” has the meaning given to it in the Recitals.

1.3. “Binding Forecast” has the meaning given to it in Section 3.3.

1.4. “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Transition Period shall commence on the Effective Date and end on March 31, 2023 and the last Calendar Quarter shall end on the last day of the Transition Period.

1.5. “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1, except that the first Calendar Year of the Transition Period shall commence on the Effective Date and end on December 31, 2023 and the last Calendar Year shall end on the last day of the Transition Period.

1.6. “Cartridge Supply Termination Right” has the meaning given to it in Section3.5.

1.7. “Claiming Party” has the meaning given to it in Section9.3.4.

1.8. “Completion Milestone” has the meaning given to it in the Transfer SOW.

1.9. “Confidential Information” has the meaning given to it in Section7.1.

1.10. “Costs” has the meaning given to it in Section 6.3.

1.11. “Deliverable” has the meaning given to it in the Transfer SOW.

1.12. “Deposit” has the meaning given to it in Section 6.5.

1.13. “Development and Supply Agreement” has the meaning given to it in the Recitals.

1.14. “Development Cartridge” means a Cartridge intended to be used for development purposes [***].

1.15. “Discloser” has the meaning given to it in Section 7.1.

1.16. “Effective Date” has the meaning given to it in the Preamble.

1.17. “Forecast” has the meaning given to it in Section3.3.

1.18. “GI Multiplex SOW” means the GI Multiplex Statement of Work set forth on Exhibit B.

1.19. “Initial Forecast” has the meaning given to it in Section3.3.

1.20. “Joint Transition Committee” has the meaning given to it in Section2.1.

1.21. “License Agreement” has the meaning given to it in the Recitals.

1.22. “Losses” has the meaning given to it in Section 9.1.

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1.23. “Maximum Hours” has the meaning given to it in the Transfer SOW.

1.24. “Minimum Purchase Requirements” has the meaning given to it in Section3.1.

1.25. “Party” or “Parties” has the meaning given to it in the Preamble.

1.26. “Price” has the meaning given to it in Section 6.1.

1.27. “Production Cartridge” means a Cartridge intended to be used for commercialization purposes [***].

1.28. “Project Manager” has the meaning given to it in Section 2.3.

1.29. “Project Plan” has the meaning given to it in the Transfer SOW.

1.30. “Purchase Order” means, with respect to any Development Cartridge or Production Cartridge, a written purchase order with a unique number issued by Zomedica for the quantities of such Cartridges Zomedica commits to purchase from Qorvo under this Agreement. Each Purchase Order shall include Zomedica’s requested delivery date(s), which delivery date(s) shall be subject to Qorvo’s written approval pursuant to Section3.4.

1.31. “Qorvo” has the meaning given to it in the Preamble.

1.32. “Qorvo Indemnified Parties” has the meaning given to it in Section9.2.

1.33. “Recipient” has the meaning given to it in Section 7.1.

1.34. “SOWs” means the Transfer SOW and the GI Multiplex SOW.

1.35. “Service Charge” has the meaning given to it in Section 6.3.

1.36. “Services” has the meaning given to it in Section 4.1.

1.37. “Shortfall Cartridge Amount” has the meaning given to it in Section3.6.

1.38. “Specifications” means [***].

1.39. “Supply Failure” has the meaning given to it in Section 3.9.

1.40. “Third-Party Claims” has the meaning given to it in Section 9.1.

1.41. “Transfer SOW” means the Transfer Statement of Work set forth on Exhibit A.

1.42. “Transition Period” has the meaning given to it in Section 10.1.

1.43. “Zomedica” has the meaning given to it in the Preamble.

1.44. “Zomedica Corp.” has the meaning given to it in the Preamble.

1.45. “Zomedica Guaranteed Obligations” has the meaning given to it in Section12.4.

1.46. “Zomedica Indemnified Parties” has the meaning given to it in Section9.1.

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2. JOINT TRANSITION COMMITTEE

2.1. Joint Transition Committee. The Parties will establish a transition committee (the “Joint Transition Committee”) within thirty (30) days after the Effective Date to oversee, coordinate, and discuss the Services, Project Plan and the SOWs. The Joint Transition Committee will meet on a regularly scheduled basis (at such times to be agreed by the Joint Transition Committee) to: (a) oversee the generation of the Project Plan and (b) oversee and coordinate the Services set forth in the Project Plan. The Joint Transition Committee will be comprised of representatives of Qorvo and representatives of Zomedica. Each Party will notify the other of the appointment of its representatives to the Joint Transition Committee. Each Party may change its representatives to the Joint Transition Committee from time to time in its sole discretion, effective upon written notice to the other Party of such change. Such representatives will have appropriate credentials, experience, knowledge, and ongoing familiarity with the activities within the SOWs and Project Plan. Project Managers will be permitted to attend all Joint Transition Committee meetings, but will not be representatives of the Joint Transition Committee.

2.2. Joint Transition Committee Limitations. For the avoidance of doubt, and notwithstanding anything in this Agreement, the SOWs or the Project Plan to the contrary, in no event will the Joint Transition Committee have the right to (a) amend, modify or waive compliance with any term of this Agreement; (b) make any decision that is expressly stated to require the agreement of the Parties; (c) resolve any claim or dispute regarding whether or in what amount a payment is owed under this Agreement; (d) exercise its decision-making authority in a manner that would require a Party to perform any act that such Party reasonably believes would violate Applicable Law; or (e) make a determination that a Party is in material breach of any obligation under this Agreement.

2.3. Project Managers. Each Party will appoint and maintain a project manager for the SOWs for the Transition Period (each, a “Project Manager”). Each Project Manager will function as the other Party’s primary point of contact for all activities conducted under this Agreement related to the SOWs. A Party may change its Project Manager by providing the other Party with no less than five (5) days’ prior written notice.

2.4. Dispute Resolution. In the event the Joint Transition Committee cannot reach agreement on any issue, the Project Managers shall meet to try to reach agreement. If the Project Managers are unable to resolve the issue, then the Qorvo Project Manager shall notify the Vice President and General Manager of Qorvo’s Biotechnologies Group and the Zomedica Project Manager shall notify Zomedica’s VP of Business Development and request that the representatives meet by telephone to try to resolve the issue within [***] Business Days from the date the representatives are first notified. Each Party may designate another person by providing notice to the other Party. Any dispute not resolved by the representatives within such [***] Business Day period will be resolved in accordance with Section 12.6 of the License Agreement.

2.5. Project Plan. Promptly following the Effective Date, the Joint Transition Committee shall meet to prepare the initial Project Plan in accordance with the Transfer SOW. If the initial Project Plan is not agreed to within [***] days of the first meeting, then this Agreement shall be extended in accordance with Section10.2.2.

3. SUPPLY

3.1. Supply of Cartridges. During the Transition Period, Zomedica shall purchase from Qorvo the quantities of Development Cartridges and Production Cartridges set forth below upon the terms and conditions set forth in this Agreement (such quantities, the “Minimum Purchase Requirements”). The Cartridges will conform to the Specifications.

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Period	Quantity
Calendar Year 2023	[***] Production Cartridges [***] Development Cartridges
Calendar Year 2024	[***] Production Cartridges (subject to Section 3.2) [***] Development Cartridges (subject to Section 3.2)

3.2. Proration. In the event the Transition Period expires prior to December 31, 2024, the quantity of Cartridges Zomedica is required to purchase from Qorvo pursuant to Section3.1 for the Calendar Year 2024 will be prorated to reflect only that portion of the Calendar Year 2024 during which this Agreement is in effect. By way of example only, if this Agreement expires on September 30, 2024, Zomedica will be required to purchase in Calendar Year 2024 from Qorvo seventy five-percent (75%) of the quantity of Production Cartridges and Development Cartridges specified for purchase in Calendar Year 2024 in Section3.1 ([***] Production Cartridges and [***] Development Cartridges).

3.3. Forecasts. Zomedica shall submit to Qorvo a rolling [***] forecast (the “Forecast”) setting forth Zomedica’s anticipated orders for Development Cartridges and Production Cartridges on a monthly basis, in each case in accordance with and no less than the Minimum Purchase Requirements set forth in Section3.1; provided that the initial forecast, which is attached hereto as Exhibit C, shall be a [***] forecast (the “Initial Forecast”). All [***] of the Initial Forecast shall be binding on the Parties, and once any subsequent Forecast is effective, all [***] of such Forecast shall be binding on the Parties (the “Binding Forecast”). Zomedica acknowledges and agrees that the quantity of Development Cartridges and Production Cartridges in a Forecast for any given Calendar Quarter may not deviate from the forecasted quantities of Development Cartridges and Production Cartridges for any other Calendar Quarter within such Forecast by more than [***]. The Forecast shall be updated on or before the first day of each following Calendar Quarter during the Term, or until Zomedica exercises its Cartridge Supply Termination Right.

3.4. Purchase Orders. Qorvo shall supply to Zomedica the quantities of each Cartridge ordered by Zomedica pursuant to one or more Purchase Orders. Zomedica shall submit [***] such Purchase Order to Qorvo per [***]. Each Purchase Order shall specify a quantity of Development Cartridges and Production Cartridges within [***] and [***] of the quantities specified for the corresponding [***] in the Binding Forecast and shall be in accordance with and no less than the Minimum Purchase Requirements set forth in Section3.1. Zomedica shall provide each Purchase Order to Qorvo at least [***] days prior to the requested delivery date(s) specified by Zomedica therein, in each case, by electronic transfer to such email address designated by Qorvo. Each Purchase Order shall specify: (a) the Purchase Order number; (b) the type and quantities of each Development Cartridge and Production Cartridge to be purchased by, and supplied to, Zomedica; (c) Zomedica’s requested delivery date(s), which delivery date(s) shall be subject to Qorvo’s written approval, and shipping instructions with respect thereto; (d) the facility to which the Cartridges set forth in such Purchase Order are to be shipped; (e) Zomedica’s billing address for Qorvo’s invoice; (f) the applicable Price for each Cartridge; and (g) any other information necessary to ensure the timely production and delivery of each Cartridge. Qorvo shall confirm to Zomedica all Purchase Orders that are properly submitted (i.e., with no omissions or errors), including quantities, pricing, and requested delivery date(s), within [***] calendar days after receipt. Any Purchase Orders not expressly rejected by Qorvo shall be deemed to have been accepted. Notwithstanding anything in this Agreement or any Purchase Order to the contrary, the supply, purchase and sale of each Cartridge supplied under this Agreement shall be governed solely by this Agreement and any additional or contrary terms or provisions contained in any Purchase Order or similar form or invoice or acknowledgment shall be void and have no force or effect. The Parties hereby agree that shipping of Cartridges will occur up to [***], unless otherwise agreed by the Parties in the confirmed Purchase Order.

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3.5. Cartridge Supply Termination. Zomedica may terminate its obligation to purchase Cartridges in its entirety at any time; provided that Zomedica shall remain obligated to purchase the quantities of Production Cartridges and Development Cartridges set forth in the [***] of the then-current Binding Forecast (such termination right, the “Cartridge Supply Termination Right”).

3.6. Take or Pay. Notwithstanding anything to the contrary in this Agreement, with respect to each Calendar Year until the end of the Transition Period or the date that Zomedica exercises the Cartridge Supply Termination Right in accordance with Section3.5, whichever occurs first, if Zomedica purchases a quantity of Cartridges in such Calendar Year that is less than the Minimum Purchase Requirements for such Calendar Year, then, within [***] days after the end of such Calendar Year, Zomedica shall:

(a) purchase and take delivery of the quantity of Cartridges required to satisfy the Minimum Purchase Requirements for such Calendar Year (such quantity of Cartridges, the “Shortfall Cartridge Amount”), or

(b) promptly pay to Qorvo an amount equal to [***].

Notwithstanding the foregoing, in the event that Qorvo rejects or fails to accept a properly submitted Purchase Order that conforms with the terms and conditions of this Agreement, or fails to deliver Cartridges ordered pursuant to such a Purchase Order for any reason, including due to a force majeure event, the Shortfall Cartridge Amount shall be reduced by the number of Cartridges on such Purchase Order not delivered by Qorvo; provided that in the case of a failure to deliver due to any force majeure event, once any such force majeure event is no longer in effect, the obligations set forth above in this Section3.6 shall continue to apply for the periods following the force majeure event and, provided, further, that, without limiting Section3.9, any late-delivered Cartridges shall not reduce the Shortfall Cartridge Amount.

For the avoidance of doubt, nothing in this Section3.6 shall be construed as limiting any remedies of Qorvo in connection with any failure by Zomedica to pay Qorvo for any Cartridges that are subject to a Binding Forecast or Purchase Order but not included in any Shortfall Cartridge Amount. All payments made pursuant to this Section3.6 are subject to and will be made in accordance with Section6.7. Any payments under this Section3.6 that are not made on or before the applicable due date will bear interest in accordance with Section6.8.

3.7. Shipping and Delivery. Zomedica will be responsible for coordinating all aspects of shipping. Shipments will be made Ex Works (Incoterms 2020), and the quantities of each type of Cartridge set forth in a particular Purchase Order shall be delivered in accordance with the terms of the Purchase Order. Title and risk of loss for the Cartridges supplied under this Agreement will transfer to Zomedica when the carrier loads the Cartridges for shipment at the facilities of Qorvo or the applicable Qorvo subcontractor. All costs and expenses of shipping shall be borne by Zomedica.

3.8. Certificate of Inspection. Qorvo will include a certificate of inspection with all Cartridges Qorvo supplies to Zomedica under this Agreement.

3.9. Supply Failure. If within any [***] period (calculated on a rolling basis), Qorvo supplies (or has supplied) less than [***] of the quantities of any Development Cartridge and Production Cartridge ordered by Zomedica in accordance with Section3.4 with respect to such [***] period by the applicable delivery dates approved by Qorvo in writing pursuant to Section3.4 for such Cartridges (“Supply Failure”), then Zomedica shall provide Qorvo with written notice of such Supply Failure, then the Price for such late-delivered Cartridges that are the subject of such Supply Failure will be reduced by [***].

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3.10. Recalls; Regulatory Actions.

3.10.1. Zomedica will maintain inventory and sales records with respect to the Cartridges supplied under this Agreement in sufficient detail to enable Zomedica to conduct an effective recall of such Cartridges if Zomedica reasonably determines that such a recall is required or otherwise necessary or appropriate. In the event of a recall of any Cartridges supplied under this Agreement initiated by Zomedica, Zomedica will be responsible for handling and conducting the recall and will be responsible for all associated costs, provided that Zomedica will notify Qorvo in writing regarding the decision to implement a recall of any such Cartridges and, if Zomedica decides not to conduct a recall with respect to any such Cartridge that Qorvo believes in good faith should be recalled, then Qorvo will have the right to initiate the recall for such Cartridge. In the event of a recall of any Cartridges supplied under this Agreement initiated by Qorvo, [***].

3.10.2. If either Party receives a warning letter, notice of violation, inspection or audit request or other notice or communication from a Regulatory Authority, in each case, relating to a Cartridge supplied under this Agreement or facilities where such Cartridges are manufactured, then such Party will notify the other Party no later than five (5) Business Days following receipt thereof.

3.10.3. In the event of any conflict between the terms of this Section3.10 and the terms of the License Agreement or the BAW Sensor Supply Agreement, the terms of this Agreement will control.

4. TRANSITION SERVICES

4.1. Services. During the Transition Period (or such shorter periods as may be specified in the SOWs with respect to any Services), Qorvo shall provide (or cause to be provided by an Affiliate or a Third-Party provider) to Zomedica the services described in the SOWs (collectively, the “Services”). Services will not be provided in any location or jurisdiction where it is determined either prior to or after the Effective Date that the provision of any or all of the Services to an unrelated legal entity or business is illegal. The standard for such services shall be as set forth in Section4.5.

4.2. Assistance by Zomedica. Zomedica shall, in a timely manner, take all such commercially reasonable actions as may be reasonably necessary or desirable in order to enable or assist Qorvo in its provision of the Services, including providing necessary information and specific written authorizations and consents and making all necessary Zomedica personnel available, and Qorvo shall be relieved of its obligations hereunder to the extent that Zomedica’s failure to take any such action renders performance by Qorvo of such obligations unlawful or impracticable.

4.3. Management of Services. Management of, and control over, the provision of the Services provided hereunder (including the determination or designation at any time of the equipment, employees and other resources of Qorvo, its Affiliates or any Qorvo subcontractor to be used in connection with the provision of such Services) shall reside solely with Qorvo. Without limiting the generality of the foregoing, except as provided in the SOWs hereto, all labor matters relating to any employees of Qorvo, its Affiliates and any subcontractor shall be within the exclusive control of such entity, and Zomedica shall not have any rights with respect to such matters. Qorvo shall be solely responsible for the payment of all salary and benefits and all taxes (including, except as provided in Section 6, income tax, social security taxes, unemployment compensation, workers’ compensation tax, other employment taxes or withholdings) and premiums and remittances with respect to employees used to provide any Services hereunder.

4.4. No Further Obligations. Except for the Services expressly contemplated to be provided in accordance with the Project Plan, the Transfer SOW, this Article4 and Qorvo’s obligations under Article 3, Qorvo shall have no obligation under this Agreement to provide any services to Zomedica. The Parties hereby acknowledge and agree that Qorvo will have no obligation to provide any services to Zomedica in excess of [***]. For the avoidance of doubt, and notwithstanding anything in this Agreement or in the SOWs or Project Plan to the contrary, all of Qorvo’s obligations under the SOWs and the Project Plan shall terminate upon the expiration or termination of this Agreement (subject to Section10.2), regardless of whether all Completion Milestones and Deliverables have been achieved or the development activities outlined in the GI Multiplex SOW have been completed. Zomedica hereby acknowledges and agrees that, subject to Qorvo’s obligations under Section4.5, there is no assurance that any or all of the Completion Milestones or Deliverables will be achieved or that [***].

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4.5. Standard for Service. Except as otherwise provided in this Agreement, the Project Plan or the SOWs, Qorvo agrees to use its commercially reasonable efforts to perform each Service [***]. Zomedica shall perform all tasks and activities allocated to it under each SOW and Qorvo shall not be responsible for any inability to provide a Service or any delay in doing so to the extent that such inability or delay is the result of the failure of Zomedica to timely provide the information, access or other cooperation necessary for Qorvo to provide such Service.

4.6. Limitations. Without limiting Qorvo’s obligation to use commercially reasonable efforts to perform each Service under Section4.5, in providing the Services, Qorvo shall not be obligated to make any capital expenditure or take or omit to take any actions, including without limitation to: [***].

4.7. Conflict. In the event of any conflict between the terms of this Agreementand the terms of the SOWs or Project Plan, the terms of this Agreement will control.

5. INTELLECTUAL PROPERTY.

5.1. License. During the Transition Period, Zomedica hereby grants to Qorvo a royalty-free, fully paid-up, sublicensable, transferable (in accordance with Section12.2) worldwide, non-exclusive license and sublicense under all Intellectual Property Rights Controlled by Zomedica to the extent necessary to perform Qorvo’s obligations under this Agreement. For clarity, if Zomedica exercises its Cartridge Supply Termination Right pursuant to Section3.5, then the license granted under this Section5.1 as it pertains to the supply of Cartridges to Zomedica under this Agreement shall automatically terminate.

5.2. Developed IP. The Parties hereby acknowledge and agree that (a) any and all Intellectual Property Rights invented, created, developed or reduced to practice solely by or behalf of Zomedica or any of its Affiliates under or in connection with this Agreement shall be considered Zomedica Developed IP under the License Agreement and shall be subject to and governed by Article 6 of the License Agreement, (b) any and all Intellectual Property Rights invented, created, developed or reduced to practice solely by or behalf of Qorvo or any of its Affiliates under or in connection with this Agreement shall be considered Qorvo Developed IP under the License Agreement and shall be subject to and governed by Article 6 of the License Agreement and (c) any and all Intellectual Property Rights invented, created, developed or reduced to practice jointly by or behalf of Qorvo or any of its Affiliates and Zomedica or any of its Affiliates under or in connection with this Agreement shall be considered Joint Developed IP under the License Agreement and shall be subject to and governed by Article 6 of the License Agreement.

5.3. No Rights for BAW Sensors or BAW Sensor IP; Retained Rights; Further Assurances. The Parties hereby acknowledge and agree that Sections 4.7, 6.1.1, 6.1.5, and 6.1.7 of the License Agreement are incorporated herein by reference and shall apply in full force and effect to this Agreement, mutatis mutandis as if contained in the body of this Agreement.

5.4. No Implied Licenses. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO LICENSES OR OTHER RIGHTS TO ANY SOFTWARE, TECHNOLOGY, INTELLECTUAL PROPERTY RIGHTS or other assets ARE GRANTED TO EITHER PARTY UNDER THIS AGREEMENT, WHETHER BY IMPLICATION, ESTOPPEL, EXHAUSTION OR OTHERWISE, AND EACH PARTY RETAINS AND RESERVES ALL RIGHTS NOT EXPRESSLY GRANTED UNDER THIS AGREEMENT.

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6. CONSIDERATION.

6.1. Cartridge Pricing. Zomedica will pay to Qorvo the following amounts (the “Prices”) for each Cartridge supplied by Qorvo to Zomedica pursuant to Section 3.1:

Cartridge	Price per unit
Production Cartridge	[***]
Development Cartridge	[***]

6.2. Cartridge Invoices. Qorvo will invoice Zomedica for the full cost of each Cartridge supplied to Zomedica pursuant to Section3.1 and all associated shipping costs upon shipment to Zomedica. All invoices will specify, as appropriate, the quantity of Cartridges delivered and such other information as the Parties may agree upon from time to time.

6.3. Transition and Support Fees. Zomedica shall pay to Qorvo the fees for such Services (including any applicable markup or surcharge) as set forth in the SOWs (collectively, the “Service Charges,” and each a “Service Charge”). [***] will be an incremental cost to Zomedica (collectively, the “Costs”) in addition to the Service Charges, and will be charged to Zomedica at the actual [***] cost.

6.4. Transition and Support Invoices. Qorvo shall deliver invoices to Zomedica by the [***] reflecting charges for Costs and Services provided in the [***]. Qorvo shall provide Zomedica with reasonable documentation, including receipts, of Costs and Service Charges with such invoices.

6.5. Deposit. Zomedica hereby acknowledges and agrees that Qorvo shall be entitled to retain the [***] deposit paid by Zomedica to Qorvo pursuant to that certain purchase order number [***] (the “Deposit”) and offset any Costs and Service Charges incurred by Zomedica pursuant to Sections6.1 or 6.3 against such deposit. Should the total actual Costs and Service Charges incurred by Zomedica pursuant to Sections6.1 or 6.3 be less than the Deposit at the expiration or termination of the Transition Period, Qorvo hereby agrees to refund to Zomedica any uncontested unused portion of the Deposit within [***] days following the expiration or termination of the Transition Period.

6.6. No Set-Off. Zomedica shall pay the full amount of the Costs and Service Charges incurred by Zomedica pursuant to Sections6.1 and 6.3 and shall not set-off, counterclaim or otherwise withhold any amount owed to Qorvo under this Agreement on account of any obligation owed by Qorvo to Zomedica that has not been finally adjudicated, settled or otherwise agreed upon by the Parties in writing.

6.7. Payment Terms. Zomedica will pay all invoiced amounts within [***] days after receiving the applicable invoice. All payments made pursuant to this Section6.7 are subject to and will be made in accordance with Section6.8. Any payments under this Article6 that are not made on or before the applicable due date will bear interest in accordance with Section6.8.

6.8. Taxes and Withholding; Late Payments; Payments. The Parties hereby acknowledge and agree that Sections 5.4-5.6, of the License Agreement are incorporated herein by reference and shall apply in full force and effect to this Agreement, mutatis mutandis as if contained in the body of this Agreement.

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7. CONFIDENTIAL AND PROPRIETARY INFORMATION AND RIGHTS.

7.1. Confidential Information. As used in this Agreement, the term “Confidential Information” means any information, data, or know-how, including, without limitation, ideas, inventions, algorithms, concepts, trade secrets, technical know-how, product specifications, schematics, technical drawings, systems, forecasts, strategies, plans, processes, procedures, techniques, methods, designs, customer and vendor information, prospect information, finances of a Party and any other information that a Party or any of its Affiliates (a “Discloser”) discloses or has disclosed to the other Party or any of its Affiliates (a “Recipient”) in tangible or non-tangible form and is identified as confidential at the time of disclosure or the like, or may be reasonably inferred to be confidential or proprietary by the nature of the content and context of the disclosure, including all information disclosed prior to the Effective Date pursuant to the NDA or the Development and Supply Agreement. Notwithstanding the foregoing, Confidential Information will not include information, technical data or know-how which (a) at the time of disclosure, is available to the general public, (b) at a later date, becomes available to the general public through no fault of Recipient and then only after such later date, (c) is received by Recipient at any time from a Third Party without breach of a non-disclosure or confidentiality obligation to Discloser, or (d) as shown by proper documentation, or independently developed by Recipient without the use or disclosure of Confidential Information of Discloser, is known to Recipient at the time of disclosure, other than information related to any specification, sample, prototype, design concepts, manufacturing techniques, medical protocol, medical procedure, and business strategies disclosed by Discloser, which will be at all times considered Confidential Information. Notwithstanding the foregoing, any information related to any specification, sample, prototype, design concepts, manufacturing techniques, medical protocol, medical procedure, and business strategies disclosed by Discloser will be considered Confidential Information. Information will not be deemed to be available to the general public for the purposes of the above exclusions from the definition of Confidential Information (i) merely because it is embraced by more general information in the prior possession of Recipient or of others, or (ii) merely because it is expressed in public literature in general terms not specifically in accordance with Confidential Information. The terms of this Agreement are the Confidential Information of both Parties.

7.2. Non-Disclosure and Non-Use. The Parties agree that it is imperative for each of them that Confidential Information remain confidential. Accordingly, in order to maintain the confidentiality of the Confidential Information, and in consideration of the Discloser making it available to the Recipient, the Parties hereby further agree that during the Term of this Agreement and for a period of [***] years thereafter (or, with respect to trade secrets included in such Confidential Information, for so long as such trade secrets are maintained as trade secrets under Applicable Law) as follows: (a) not to disclose or otherwise reveal, without the Discloser’s prior written consent, any portion of the Confidential Information or any notes, extracts, summaries or other materials derived in any way from the inspection or evaluation thereof by the Recipient, except to its employees, directors, officers, Affiliates, agents, independent contractors and representatives that have a need to know such Confidential Information in order to exercise that Party’s rights and perform its obligations under this Agreement and who agrees in writing to be bound by the terms of this Agreement or an agreement with terms no less protective of the Discloser’s Confidential Information than this Agreement; (b) not to use the Confidential Information for personal gain or to advance or support its business ventures or the business ventures of Third Parties, other than to exercise rights or perform obligations under this Agreement and for no other purpose; (c) to protect the Discloser’s Confidential Information as it protects its own Confidential Information of a similar nature, but in any case will use no less care than reasonable care; and (d) the Recipient will not include the Discloser’s Confidential Information in any application for patent or utility model or design protection in any country filed by or on behalf of the Recipient. Upon discovery of an unauthorized disclosure, the Recipient will endeavor to prevent further disclosure or use and will notify the Discloser immediately. Except as otherwise expressly set forth herein, neither Party will have any liability resulting from use of the Confidential Information by the other.

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7.3. Permissive Disclosure. Notwithstanding any other terms or conditions of this Agreement, the Recipient may disclose Confidential Information to satisfy a legal demand by a court of competent jurisdiction, or as necessary in regulatory proceedings, provided that the Recipient first advises the Discloser prior to the disclosure, unless such notice is prohibited by Applicable Law, so that the Discloser may seek appropriate relief from the court order or regulatory body, and, provided further, that the Recipient will disclose only that portion of the Confidential Information which is legally required to be disclosed and request confidential treatment of the Confidential Information by the court or regulatory body. In addition, nothing in this Agreement will prohibit a Party from making such disclosures to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing Party will use good faith efforts to notify and consult with the other Party prior to such disclosure and, where applicable, will diligently seek confidential treatment to the extent such treatment is available under applicable securities laws.

7.4. Reproduction. The Recipient will not copy or reproduce the Confidential Information provided or made available by the Discloser without the Discloser’s prior written permission, except for such copies as may reasonably be required to exercise rights or perform obligations under this Agreement.

7.5. Publicity. Except as required by Applicable Law or as necessary to enforce their respective rights under this Agreement, or disclosure to a Party’s legal or financial advisors or as permitted under Section7.3, and except as otherwise agreed to by the Parties in writing, the Parties will keep the terms of this Agreement confidential. The Parties acknowledge and agree that each Party is a publicly traded company and is required to make certain disclosures, including disclosures of material events and agree that nothing in this Agreement will prohibit any Party from making such disclosures to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing Party will use good faith efforts to notify and consult with the other Party prior to such disclosure and, where applicable, will diligently seek confidential treatment to the extent such treatment is available under applicable securities laws. Each Party agrees that it may issue a press or news release, or make any similar public statements related to this Agreement, only if accurate at the time of issuance, otherwise in compliance with Applicable Law, and subject to the prior review and written approval of the other Party, not to be unreasonably withheld. Any such approved release, publicity or announcement made previously in accordance with this Section7.5 may be re-issued; provided that the information contained therein remains accurate at the time of re-issue.

8. REPRESENTATIONS AND WARRANTIES.

8.1. Authorization; Enforceability. Each Party represents and warrants to the other that (a) it has the power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate, limited liability company or otherwise); and (c) this Agreement constitutes a valid and binding obligation enforceable against such Party in accordance with its terms.

8.2. No Conflicts. Each Party represents and warrants to the other that the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with its constitutive corporate documents, (b) violate any Applicable Law, or (c) result in any breach of, default under, or conflict with, any of the terms, conditions or provisions of any agreement, instrument, license, permit, or other obligation to which it is a party or by which it is bound.

8.3. Product Warranty. Qorvo represents and warrants that the Development Cartridges and Production Cartridges supplied by Qorvo to Zomedica under this Agreement will [***].

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8.4. Remedies. Notwithstanding anything to the contrary herein, without limiting Zomedica’s remedies under Section9.1, the remedies set forth under Section3.9, this Section8.4 and Section10.3 will be the sole and exclusive remedies of Zomedica with respect to any defect, supply failure or supply delay with respect to any Cartridge under this Agreement. If Zomedica believes, after using the same or similar testing criteria as Qorvo, any Cartridge(s) supplied under this Agreement do not meet the warranty set forth in Section8.3, Zomedica may provide Qorvo with notice of such noncompliance. Qorvo shall have [***] days after receipt of such notice to inspect the Cartridge(s). If Qorvo either finds that the Cartridge(s) do not conform to the warranty set forth in Section8.3 or fails to respond within such [***] day period, Zomedica may, at Zomedica’s option, [***]. If Qorvo provides written notice to Zomedica that it disputes Zomedica’s finding of noncompliance before the end of the [***] day notice period, then [***]. Without limiting Zomedica’s remedies under Section9.1, in no event will Qorvo be liable for any expenses incurred by Zomedica, directly or indirectly, relating to any defect in any Cartridge, including [***]. As between Zomedica and Qorvo, all warranty claims of Zomedica arising from a defect in a Cartridge supplied by Qorvo to Zomedica under this Agreement will, to the extent permitted by Applicable Law, be time-barred after expiration of [***] year after Zomedica’s receipt of such Cartridge.

8.5. DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN SECTIONS8.1-8.3, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING THE CARTRIDGES, OR SUCH PARTY’S OBLIGATIONS UNDER THIS AGREEMENT. THE REPRESENTATIONS AND WARRANTIES OF EACH PARTY EXTEND ONLY TO THE OTHER PARTY. NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST SUCH OTHER PARTY BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTION9.1 AND SECTION9.2.

9. INDEMNIFICATION; LIABILITY

9.1. Indemnification by Qorvo. Qorvo shall defend, indemnify, and hold Zomedica and its Affiliates and its and their respective officers, directors, employees and agents (collectively, “Zomedica Indemnified Parties”) harmless against any and all Actions brought by a Third Party (“Third-Party Claims”) against any Zomedica Indemnified Party and shall pay all expenses, settlements, awards, fines and costs of defense, including court costs and reasonable attorneys’ fees and expenses (collectively, “Losses”) with respect to any Third-Party Claims, in each case to the extent any such Third-Party Claim arises out of, or relates to (a) the breach by Qorvo of any covenant, representation, or warranty contained in this Agreement, (b) the gross negligence or willful misconduct of any Qorvo Indemnified Party or (c) any violation of Applicable Law by any Qorvo Indemnified Party. Qorvo will have no liability to Zomedica under this Section9.1 to the extent Zomedica is obligated to indemnify Qorvo for any such matter pursuant to Section9.2 of this Agreement.

9.2. Indemnification by Zomedica. Zomedica shall defend, indemnify, and hold Qorvo and its Affiliates and its and their respective officers, directors, employees and agents (collectively, “Qorvo Indemnified Parties”) harmless against any and all Third-Party Claims against any Qorvo Indemnified Party and shall pay all Losses with respect to any Third-Party Claims, in each case to the extent any such Third-Party Claim arises out of, or relates to (a) the breach by Zomedica of any covenant, representation or warranty contained in this Agreement, (b) any use, offer for sale, sale or importation of any Cartridge supplied under this Agreement, including any product liability or personal injury arising from or relating to any Cartridge supplied under this Agreement used, offered for sale, sale or imported by or on behalf of Zomedica or any of its Affiliates or Sublicensees, (c) the gross negligence or willful misconduct of any Zomedica Indemnified Party or (d) any violation of Applicable Law by any Zomedica Indemnified Party. Notwithstanding the foregoing, Zomedica will have no liability to Qorvo under this Section9.2 to the extent Qorvo is obligated to indemnify Zomedica for any such matter pursuant to Section9.1 of this Agreement.

9.3. Limitation of Liability.

9.3.1. SUBJECT TO SECTION9.3.3, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING ANY LOSS OF REVENUE, LOSS OF GOODWILL, LOSS OF BUSINESS OPPORTUNITY, LOSS OF PROFITS OR LOSS OF DATA, IN EACH CASE, TO THE EXTENT CONSTITUTING INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES), IN ALL SUCH CASES ARISING IN ANY MANNER FROM THIS AGREEMENT OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER REGARDLESS OF THE FORESEEABILITY THEREOF.

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9.3.2. SUBJECT TO SECTION9.3.3, THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ANY LOSS OR DAMAGE ARISING IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED [***].

9.3.3. THE LIMITATIONS OF LIABILITY IN SECTIONS9.3.1 AND 9.3.2 SHALL NOT APPLY TO ANY RIGHTS, LOSSES, DAMAGES OR REMEDIES A PARTY MAY HAVE RELATING TO [***].

9.3.4. IN THE EVENT THAT A PARTY (THE “CLAIMING PARTY”) IS ENTITLED TO MAKE ANY CLAIM FOR ANY LOSS OR DAMAGE UNDER (A) THIS AGREEMENT AND (B) THE LICENSE AGREEMENT AND/OR BAW SENSOR SUPPLY AGREEMENT, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS ENTITLING SUCH CLAIMING PARTY ANY RIGHT TO CLAIM SUCH LOSS OR DAMAGE UNDER THIS AGREEMENT TO THE EXTENT THAT SUCH CLAIMING PARTY HAS MADE A CLAIM FOR SUCH LOSS OR DAMAGE UNDER THE LICENSE AGREEMENT OR BAW SENSOR SUPPLY AGREEMENT (INCLUDING WHERE THE OTHER PARTY SATISFIES ITS INDEMNIFICATION OBLIGATIONS FOR SUCH LOSS OR DAMAGE UNDER THE LICENSE AGREEMENT OR BAW SENSOR SUPPLY AGREEMENT) (IT BEING UNDERSTOOD THAT THIS CLAUSE IS INTENDED TO LIMIT THE CLAIMING PARTY FROM MAKING MORE THAN ONE CLAIM FOR THE SAME LOSS OR DAMAGE).

9.4. Indemnification Procedures. All claims for indemnification pursuant to Sections9.1 or 9.2 shall be made in accordance with the procedures set forth in Section 9.3 of the License Agreement, mutatis mutandis.

9.5. Insurance. Each Party agrees to maintain during the Transition Period and for [***] year thereafter, at its own expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of activities to be performed under this Agreement, and any agreement related hereto, and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the veterinary medicine industry for the activities to be conducted by or on behalf of a Party under this Agreement. Each Party will be named as an additional insured under such policies of the other Party, and each Party will provide, at the other Party’s request, a certificate of insurance evidencing its obligations hereunder. Each Party will provide the other Party with thirty (30) days’ written notice of cancellation, modification or termination of such insurance.

10. TERM AND TERMINATION

10.1. Transition Period. The term of this Agreement (the “Transition Period”) shall commence on the Effective Date and, unless earlier terminated or extended pursuant to Section10.2, shall expire [***] months following the Effective Date.

10.2. Transition Period Extensions

10.2.1. Extension for Cartridge Manufacturing. In the event the Installation Qualification Process with respect to a Cartridge production line at a Zomedica facility has not been completed by the [***] anniversary of the Effective Date, the Transition Period shall be extended (solely with respect to Qorvo’s supply obligations under Article3 and the Services specified under the heading “Cartridge Manufacturing” in the Transfer SOW) on a month-by-month basis until the completion of such Installation Qualification Process for such Cartridge production line at such Zomedica facility, up to a maximum extension of [***]; provided, however that Zomedica will not be entitled to any such extension if Zomedica has failed to place binding orders within [***] days following the Effective Date with suppliers for equipment required to complete such Installation Qualification Process with respect to such Cartridge production line at such Zomedica facility. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, in the event of any such extension, the Maximum Hours Qorvo is required to provide with respect to any Service under the Transfer SOW shall not be increased.

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10.2.2. Extension for Project Plan Delay. In the event the initial Project Plan is not agreed to by the Parties within [***] days of the Effective Date, then the Transition Period shall be extended on a day-by-day basis for each day the completion of the initial Project Plan is delayed, up to a maximum extension of [***] days.

10.2.3. Extension for GI Multiplex SOW. In the event that the Services contemplated under the GI Multiplex SOW have not been completed by the [***] anniversary of the Effective Date, the Transition Period shall be extended (solely with respect to the Parties’ obligations under the GI Multiplex SOW) on a month-by-month basis until the completion of the Services contemplated under the GI Multiplex SOW, up to a maximum extension of [***] months.

10.3. Termination for Cause. Either Party may, without prejudice to any other rights it may have, terminate this Agreement by providing written notice to the other Party if the other Party breaches any of its representations, warranties or obligations under this Agreement and fails to cure such breach within [***] days after receiving written notice thereof from the non-breaching Party, provided that if the alleged breaching Party disputes in good faith the existence or materiality of any such breach specified in the notice provided by the other Party, and the alleged breaching Party provides notice of such dispute within such [***] day cure period then such [***] day cure period will be tolled during the pendency of such dispute and the Party alleging such breach will not have the right to terminate this Agreement unless and until such dispute is resolved.

10.4. Failure to Pay. Notwithstanding anything to the contrary in this Agreement, if Zomedica does not pay in cash in full any of the amounts payable to Qorvo pursuant to Section6.7 within [***] days after the date Qorvo notifies Zomedica that such payment is past due, then this Agreement may be terminated immediately by Qorvo by providing written notice to Zomedica; provided, however, that Qorvo may not exercise this right to terminate while any part of the Deposit remains available for offset.

10.5. Termination for Insolvency. Either Party may terminate this Agreement by written notice in the event that either Party: (a) becomes insolvent, (b) suffers a receiver or trustee to be appointed for it or any part of its property, (c) makes a general assignment for the benefit of its creditors, (d) institutes any proceeding under any law relating to bankruptcy or insolvency or the reorganization or relief of debtors, or (e) has an involuntary proceeding filed against it under any law relating to bankruptcy or insolvency or the reorganization or relief of debtors that remains unopposed for a period of [***] days.

10.6. Termination for Termination of License Agreement. Upon any termination of the License Agreement, this Agreement will immediately and automatically terminate in its entirety and be of no further force or effect.

11. EFFECTS OF EXPIRATION OR TERMINATION.

11.1. Effect of Expiration or Termination. Upon any expiration or termination of this Agreement, and subject to Section 11.2 of the License Agreement and Section11.2below, each Party’s rights, licenses, and obligations hereunder will terminate, provided that neither Party will be released from any obligation that accrued prior to the effective date of such expiration or termination, and such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the expiration or termination of this Agreement. Within [***] days of the expiration or termination of this Agreement for any reason, each Party will return to the other Party all materials provided to it by the other Party hereunder, including all Confidential Information and all copies or embodiments thereof in their possession, and will destroy or render unusable all other Confidential Information and copies thereof which for any reason cannot be delivered to the Party that disclosed the Confidential Information. In such event, an authorized representative of the Party that received the Confidential Information will certify in writing to the other Party that all Confidential Information has been destroyed or delivered to the Party that originally disclosed it. Notwithstanding the foregoing, the Recipient is not obligated to destroy electronic copies of Confidential Information maintained in the ordinary course of business and may retain a copy in its legal files for purposes of demonstrating compliance with this Agreement. Any such retained copies shall remain subject to the obligations of confidentiality set forth in this Agreement as long as they remain in the possession of the Recipient.

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11.2. Survival. All rights and obligations of the Parties that, by their nature must survive the expiration or termination of this Agreement to give effect to their intent will continue until fully performed, including without limitation, the provisions of Articles1, 7, 11, 12 and Sections5.2, 5.3, 5.4, 6.6, 6.8, 8.5, 9.1, 9.2, 9.3 and 9.4.

12. MISCELLANEOUS.

12.1. The Parties hereby acknowledge and agree that Sections 4.7.1, 12.1, 12.5-12.7 and 12.9-12.19 of the License Agreement are incorporated herein by reference and shall apply in full force and effect to this Agreement, mutatis mutandis as if contained in the body of this Agreement.

12.2. Assignment. The provisions of Section 12.2 of the License Agreement are incorporated herein by reference, mutatis mutandis, as if set forth herein.

12.3. Non-Solicitation. During the term of, and for [***] [***] following the expiration of this Agreement, neither Party will, directly or indirectly, solicit for hire any individual [***].

12.4. Guarantee. Zomedica Corp. hereby unconditionally, absolutely, continuously and irrevocably guarantees to Qorvo the full, complete and timely payment and performance by Zomedica of each and every obligation, covenant or agreement, and all of the liabilities of Zomedica, arising under this Agreement (collectively, the “Zomedica Guaranteed Obligations”), subject to [***]. Zomedica Corp.’s obligations under this Section12.4 are a continuing guarantee and shall remain in full force and effect until the satisfaction in full of all Zomedica Guaranteed Obligations. Zomedica Corp.’s obligations under this Section12.4 may not be revoked or terminated and shall remain in full force and effect and binding on Zomedica Corp. until the complete, irrevocable, and indefeasible payment and satisfaction in full of the Zomedica Guaranteed Obligations. No failure on the part of Qorvo to exercise, and no delay in exercising, any right, remedy or power under this Section12.4 or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise by Qorvo of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.

12.5. Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performance of its obligations under this Agreement to the extent that such performance is caused by or results from causes beyond reasonable control of the affected Party and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party makes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure will include conditions beyond the reasonable control of the Parties, including an act of God, war (whether war be declared or not), civil commotion, terrorist act, labor strike or lock-out, epidemic, pandemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Notwithstanding the foregoing, a Party will not be excused from making payments owed hereunder because of a force majeure affecting such Party.

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Execution Copy

IN WITNESS WHEREOF, the Parties hereto have caused this Transition and Support Agreement to be executed by their duly authorized representatives as of the Effective Date.

Qorvo Biotechnologies, LLC	Zomedica Inc.
Signature:	Signature:
Name:	Name:
Title:	Title:

Solely for purposes of Section 12.4 hereof: Zomedica Corp.
Signature:
Name:
Title:

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Execution Copy

Exhibit A

Transfer Statement of Work

[***]

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Execution Copy

Exhibit B

GI Multiplex Statement of Work

GI Assay Panel

Cartridge Statement of Work

[***]

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Execution Copy

Exhibit C

Initial Forecast

[***]

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